UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2019

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events
Reinstatement of the Distribution Reinvestment Plan
On December 12, 2018, the Registrant's board of directors approved the temporary suspension of the Registrant's distribution reinvestment plan ("DRP") in connection with the proposed mergers pursuant to the Agreement and Plan of Merger dated as of December 14, 2018, by and among the Registrant, Globe Merger Sub, LLC, Griffin Capital Essential Asset REIT, Inc. and certain of their respective affiliates (the "Mergers"), as previously disclosed in the Registrant's filings.
On February 15, 2019, the Registrant's board of directors determined it was in the best interests of the Registrant to reinstate the DRP effective with the February distribution to be paid on or around March 1, 2019. Stockholders previously enrolled in the DRP will automatically be reinstated to the DRP unless they instruct the Registrant otherwise by placing a call to Investor Services for the Registrant at (888) 926-2688. Stockholders who were not previously enrolled in the DRP can obtain the proper forms for enrollment in the DRP at www.griffincapital.com.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: February 19, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary